UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2015

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
Registration Rights Agreement
On May 4, 2015, Post Holdings, Inc. (“Post” or the “Company”) entered into a registration rights agreement (the “Registration Rights Agreement”) with Shareholder Representative Services LLC (“SRS”) and certain of the shareholders (the “Selling Shareholders”) of MOM Brands Company (“MOM Brands”) for the purpose of registering 1,878,931 shares of the Company’s common stock issued as part of the merger consideration paid by Post pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 25, 2015, among the Company, Acquisition Sub, Inc. (a newly organized subsidiary of Post), MOM Brands and SRS.
Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) on or before May 11, 2015, registering the resale of the 1,878,931 shares of Post’s common stock issued to the Selling Shareholders. Also under the Registration Rights Agreement, Post must use its reasonable best efforts to cause the Registration Statement to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all shares of Post’s common stock covered by the Registration Statement have been sold, (ii) the date on which all such shares (other than such shares owned by Post’s affiliates) may be sold pursuant to SEC Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) without being subject to any volume limitation or (iii) May 4, 2016. Post must also use reasonable best efforts to prepare and file with the SEC such amendments, post-effective amendments and prospectus supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective, supplemented and amended for the time period required under the Registration Rights Agreement and to comply with the applicable provisions of the federal securities laws with respect to the distribution of all shares of Post common stock covered by the Registration Statement.
Under the Registration Rights Agreement, Post has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or the Selling Shareholders may be entitled to contribution; likewise, Post may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from certain written information furnished to Post by the Selling Shareholders.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Registration Rights Agreement, which is filed as Exhibit 10.1 hereto.
Joinder Agreement No. 3
Also on May 4, 2015, Post entered into a Joinder Agreement No. 3 (the “Joinder No. 3”), by and among Credit Suisse AG, Cayman Islands Branch, the Company and the guarantors party thereto, and consented to by Wells Fargo Bank, National Association, as Administrative Agent. The Joinder No. 3 provided for, in connection with the completion of the Company’s acquisition of MOM Brands, an incremental term loan of $700.0 million (the “New Term Loan”) under the Company’s existing Credit Agreement dated as of January 29, 2014, by and among the Company, the institutions from time to time party thereto as Lenders (the “Lenders”), Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, Credit Suisse AG, Cayman Islands Branch and Goldman Sachs Bank USA, as Documentation Agents, and Barclays Bank PLC, as Syndication Agent and, as successor to Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (as amended, the “Credit Agreement”). As previously reported, on May 1, 2014, the Company entered into a First Amendment to Credit Agreement and executed a Joinder Agreement No. 1 to the Credit Agreement, and on June 2, 2014, the Company entered into a Joinder Agreement No. 2 to the Credit Agreement. On March 6, 2015, the Company entered into a Second Amendment to Credit Agreement.
Pursuant to the Joinder No. 3, the Company borrowed $700.0 million and used the net proceeds of such New Term Loan to fund a portion of the cash purchase price of MOM Brands and to pay related fees and expenses. The outstanding amounts under the New Term Loan will bear interest at the same rate as the outstanding amounts under the term loan the Company borrowed pursuant to the Credit Agreement on June 2, 2014 (such term loan, together with the New Term Loan, the “Aggregate Term Loan”). The Aggregate Term Loan must be repaid in quarterly principal installments of $3,971,293.97 beginning on June 30, 2015 and must be repaid in full on June 2, 2021. The Joinder No. 3 and Joinder No. 2, described above, also require the Company to make certain prepayments of principal of the Aggregate Term Loan under specified circumstances.
The Company’s obligations under the Credit Agreement, including the Company’s obligations under the Aggregate Term Loan, are unconditionally guaranteed by its existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than immaterial domestic subsidiaries and certain excluded subsidiaries) and are secured by security interests in substantially all of the Company’s assets and the subsidiary guarantors’ assets, including certain material real property.

The foregoing descriptions of the Credit Agreement, the previously executed joinder agreements and the Joinder No. 3 do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Credit Agreement (which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 3, 2014), the First Amendment to Credit Agreement and Joinder Agreement No. 1 to the Credit Agreement (which were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Form 8-K filed on May 5, 2014), Joinder Agreement No. 2 to the Credit Agreement (which was filed as Exhibit 10.1 to the Company’s Form 8-K filed on June 2, 2014), the Second Amendment to Credit Agreement (which was filed as Exhibit 10.1 to the Company’s Form 8-K filed on March 10, 2015) and the Joinder No. 3, which is filed as Exhibit 10.2 hereto. The representations and warranties, if any, contained in the Credit Agreement and the above-listed amendments and joinders and in the Joinder No. 3 were made only for purposes of such agreements and as of the dates specified therein; were solely for the benefit of the parties thereto; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties, if any, or any description thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of any representations and warranties may change after the date of the Credit Agreement and the above-listed amendments and joinders and of the Joinder No. 3, which subsequent information may or may not be fully reflected in public disclosures by the Company.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information with respect to the New Term Loan included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 3.02.    Unregistered Sales of Equity Securities.
On May 4, 2015, the Company issued 2,454,425 shares (the “Merger Shares”) of the Company’s common stock as part of the merger consideration paid by the Company pursuant to the terms of the Merger Agreement. Under the Merger Agreement, Post acquired MOM Brands for a purchase price of $1.15 billion, paid in a combination of $1.05 billion in cash and the Merger Shares. The issuance of Merger Shares was made in reliance upon the exemption afforded by the provision of Section 4(a)(2) of the Securities Act, based in part upon investment representations made by the shareholders and optionholders of MOM Brands pursuant to the Merger Agreement.
Item 8.01.    Other Events.
On May 4, 2015, the Company completed its previously announced acquisition of MOM Brands, which is now a wholly-owned subsidiary of Post, pursuant to the Merger Agreement. The acquisition was completed by the merger of Acquisition Sub, Inc., with and into MOM Brands, with MOM Brands being the surviving corporation and becoming a wholly-owned subsidiary of Post as a result of the merger. A copy of the press release issued in connection with the closing of the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2015	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: SVP, General Counsel & Administration, Secretary

EXHIBIT INDEX

Exhibits Number	Description

10.1	Registration Rights Agreement, dated as of May 4, 2015, among the Company, Shareholder Representative Services LLC and certain shareholders of MOM Brands

10.2
Joinder Agreement No. 3, dated as of May 4, 2015, by and among Credit Suisse AG, Cayman Islands Branch, the Company and the Guarantors (as defined) party thereto, and consented to by Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press Release dated May 4, 2015

5